EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report of Premiere Publishing Group, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the period ended March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Omar Barrientos, Chief Financial Officer, Principal Accounting Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

           (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 24, 2010	By:	/s/ Omar Barrientos
Omar Barrientos
Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)